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                                                                   Exhibit 16.1


                        [Arthur Andersen LLP Letterhead]

April 29, 2002

Office of the Chief Accountant
Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Dear Sir/Madam:

We have read Item 4 included in the Form 8-K dated April 29, 2002 of Cabot Industrial Properties, L.P. to be filed with the Securities and Exchange Commission and are in agreement with the statements contained therein.

Very truly yours,

/s/ Arthur Andersen LLP

cc: Mr. Timothy B. Keith, CEO, Cabot Industrial Trust